AMENDMENT NO.1 TO

GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of February 21, 2024, amends that certain Global Custodial and Agency Services Agreement dated as of September 1, 2023 (“Agreement”) by and among Nushares ETF Trust, a business trust organized under the laws of Massachusetts (the “Client”), on behalf of its separate series that are exchange-traded funds (“ETFs”), individually, and not jointly (each, a “Fund” and together with all other series subsequently established by the Client as contemplated in this Agreement, the “Funds”) and Citibank, N.A., acting through its offices or branch located in the State of New York (the “Custodian”, and together with the Client, the “Parties”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, Custodian performs certain custodial and agency services for the Client; and

WHEREAS, the Parties now wish to amend Appendix B of the Agreement by adding the following Funds to the portfolio of the Client: (i) Nuveen Sustainable Core ETF (ii) Nuveen Preferred and Income ETF (iii) Nuveen Core Plus Bond ETF and (iv) Nuveen Ultra Short Income ETF.

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.	Amendment to Appendix B of the Agreement.

Appendix B of the Agreement is hereby deleted in its entirety and replaced with the Appendix B of the Agreement attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Custodian represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.

This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this

Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

[Remainder of page intentionally left blank. Signatures follow on next page.]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

NUSHARES ETF TRUST

By:	/s/ E. Scott Wickerham

Name:	E. Scott Wickerham

Title:	Vice President and Controller

Date:	February 21, 2024

CITIBANK, N.A.

By:	/s/ Christopher Ravn

Name:	Christopher Ravn

Title:	VP CBNA

Date:	2-22-24

Appendix B

NUSHARES ETF TRUST

Nuveen Growth Opportunities ETF

Nuveen ESG Large-Cap Value ETF

Nuveen ESG Small-Cap ETF

Nuveen ESG Large-Cap Growth ETF

Nuveen Enhanced Yield U.S. Aggregate Bond ETF

Nuveen ESG Mid-Cap Growth ETF

Nuveen ESG Mid-Cap Value ETF

Nuveen ESG U.S. Aggregate Bond ETF

Nuveen Short-Term REIT ETF

Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF

Nuveen ESG Large-Cap ETF

Nuveen Dividend Growth ETF

Nuveen Small Cap Select ETF

Nuveen Winslow Large-Cap Growth ESG ETF

Nuveen ESG Dividend ETF

Nuveen ESG International Developed Markets Equity ETF

Nuveen Global Net Zero Transmissions ETF

Nuveen ESG Emerging Markets Equity ETF

Nuveen ESG High Yield Corporate Bond ETF

Nuveen Growth Opportunities ETF

Nuveen ESG Large-Cap Value ETF

Nuveen ESG Small-Cap ETF

Nuveen ESG Large-Cap Growth ETF

Nuveen Sustainable Core ETF

Nuveen Preferred and Income ETF

Nuveen Core Plus Bond ETF

Nuveen Ultra Short Income ETF

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